Exhibit 99.1

AquaBounty Technologies Announces First Quarter 2022 Financial Results

MAYNARD, Mass., May 5, 2022 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights and Recent Developments

•	Harvested 133 tons of genetically engineered (“GE”) Atlantic salmon – an increase of 46% versus the previous quarter.
•	Generated $963 thousand in product revenue in the current quarter versus $74 thousand in the prior year quarter.
•	Net loss of $5.1 million in the current quarter versus $4.2 million in the prior year quarter.
•	Commenced critical pre-construction activities for the Pioneer, Ohio farm site.
•	Celebrated the official groundbreaking of the Pioneer, Ohio farm with representatives from the State of Ohio, Williams County, and the Village of Pioneer.

Management Commentary

“We continued to see growth in the commercial production of our GE Atlantic salmon in the first quarter, harvesting 133 tons of live weight salmon in the aggregate from our farms in Albany, Indiana and Prince Edward Island, Canada – a 46% improvement over the previous quarter,” said Sylvia Wulf, Chief Executive Officer of AquaBounty. “As we increase our harvest capacity, our customers are purchasing the entire output. This illustrates the strong demand for our product in the marketplace.”

“To support the robust demand growth we are experiencing, we are working to maximize harvest yields at our current farms, without sacrificing product quality. We are also making exciting progress on our next-generation 10,000 metric ton farm in Pioneer, Ohio. We have incorporated “lessons learned” from our existing farms into the design and engineering of the Ohio farm. Pre-construction activities including the construction of roadways, on-site energy infrastructure and land preparation are well underway. With the completion of our groundbreaking ceremony in late April, we are set to begin the next phase of construction work in the near-term, with the continued expectation that the facility will be largely completed, and the stocking of salmon eggs will commence in late 2023.”

“On the financing side, we are progressing with our plan for the issuance of up to $300 million in tax-exempt and taxable bonds to support our project. We expect to provide an update in the near-term as we work to finalize the transaction alongside our bond underwriter, Wells Fargo Corporate and Investment Banking.”

“We are firmly focused on continuous improvement in our operations and scaling harvests at our existing facilities, while advancing construction of our transformational facility in Pioneer, Ohio. AquaBounty is well positioned to provide a safe, secure and sustainable local source of farm-raised salmon. I look forward to providing updates on our progress,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based aquaculture leveraging decades of technology expertise to deliver disruptive solutions that address food insecurity and climate change issues. We are committed to feeding the world efficiently, sustainably and profitably. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the anticipated size of AquaBounty’s proposed facility in Ohio; the timing and size of the contemplated bond financing; production capacity; timing of construction, permits, regulatory approvals, or commercial stocking; cost of construction; amount to be invested in the project;  ability to produce eggs, fry, and broodstock; commencement of stocking of salmon eggs in late 2023 in our Pioneer, Ohio farm; future revenue streams; onboarding customers, pricing and profitability.  The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “slated to,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” “may,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether AquaBounty and its partners will consummate the proposed bond financing; the final terms of the financing, market and other conditions; the satisfaction of closing conditions; the impact of the bond offering on AquaBounty’s financial condition, credit rating and stock price; whether AquaBounty will need to and be able to raise additional equity capital; whether AquaBounty will be able to service the bond commitments, be able to secure required regulatory approvals and permits, be able to profitably construct and operate the Pioneer, Ohio farm; AquaBounty’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally.  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the bonds described herein, nor shall there be any sale of these bonds in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us

AquaBounty Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$75,509,793	$88,454,988
Marketable securities	103,365,156	101,773,781
Inventory	1,675,682	1,259,910
Prepaid expenses and other current assets	1,695,159	1,536,484
Total current assets	182,245,790	193,025,163

Property, plant and equipment, net	37,828,165	33,815,119
Right of use assets, net	269,426	284,320
Intangible assets, net	228,417	231,842
Restricted cash	1,000,000	1,000,000
Other assets	75,957	79,548
Total assets	$221,647,755	$228,435,992

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$2,913,028	$4,317,615
Accrued employee compensation	512,173	874,589
Current debt	657,828	627,365
Other current liabilities	67,497	66,269
Total current liabilities	4,150,526	5,885,838

Long-term lease obligations	206,734	224,058
Long-term debt, net	8,419,290	8,523,333
Total liabilities	12,776,550	14,633,229

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 80,000,000 shares authorized at March 31, 2022 and
December 31, 2021; 71,109,701 and 71,025,738 shares outstanding at March 31, 2022
and December 31, 2021, respectively	71,110	71,026
Additional paid-in capital	385,063,351	384,852,107
Accumulated other comprehensive loss	(286,748)	(255,588)
Accumulated deficit	(175,976,508)	(170,864,782)
Total stockholders' equity	208,871,205	213,802,763

Total liabilities and stockholders' equity	$221,647,755	$228,435,992

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Product revenues	$962,881	$74,372

Costs and expenses
Product costs	3,275,690	1,554,655
Sales and marketing	247,572	318,635
Research and development	167,189	500,620
General and administrative	2,376,236	1,785,510
Total costs and expenses	6,066,687	4,159,420

Operating loss	(5,103,806)	(4,085,048)

Other income (expense)
Interest expense	(75,288)	(78,804)
Other income, net	67,368	4,961
Total other income (expense)	(7,920)	(73,843)

Net loss	$(5,111,726)	$(4,158,891)

Other comprehensive income (loss):
Foreign currency translation gain	82,905	80,039
Unrealized loss on marketable securities	(114,065)	—
Total other comprehensive income (loss)	(31,160)	80,039

Comprehensive loss	$(5,142,886)	$(4,078,852)

Basic and diluted net loss per share	$(0.07)	$(0.06)
Weighted average number of Common Shares -
basic and diluted	71,004,454	64,550,920

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(5,111,726)	$(4,158,891)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	490,563	422,185
Share-based compensation	211,328	129,715
Other non-cash charge	4,251	4,203
Changes in operating assets and liabilities:
Inventory	(411,794)	(577,154)
Prepaid expenses and other assets	(139,671)	(63,966)
Accounts payable and accrued liabilities	(6,949)	(211,347)
Accrued employee compensation	(362,416)	(63,139)
Net cash used in operating activities	(5,326,414)	(4,518,394)

Investing activities
Purchases and deposits on property, plant and equipment	(5,762,143)	(1,208,183)
Purchases of marketable securities, net	(1,705,440)	—
Other investing activities	—	(11,010)
Net cash used in investing activities	(7,467,583)	(1,219,193)

Financing activities
Proceeds from issuance of debt	—	187,120
Repayment of term debt	(159,304)	(38,885)
Proceeds from the issuance of common stock, net	—	119,120,437
Proceeds from the exercise of stock options and warrants	—	1,596,182
Net cash (used in) provided by financing activities	(159,304)	120,864,854

Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,106	21,007
Net change in cash, cash equivalents and restricted cash	(12,945,195)	115,148,274
Cash, cash equivalents and restricted cash at beginning of period	89,454,988	96,251,160
Cash, cash equivalents and restricted cash at end of period	$76,509,793	$211,399,434

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$75,509,793	$210,899,434
Restricted cash	1,000,000	500,000
Total cash, cash equivalents and restricted cash	$76,509,793	$211,399,434

Supplemental disclosure of cash flow information and
non-cash transactions:
Interest paid in cash	$71,037	$73,685
Property and equipment included in accounts payable and accrued liabilities	$1,507,514	$82,068